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                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-12973) of our report dated January 15, 1996, on our audits of the financial statements of Certain of the Initial Hotels, which report is included on Form 10-K for the year ended December 31, 1995, of Patriot American Hospitality, Inc. (File No. 0-26528).

                                          Coopers & Lybrand L.L.P.

Fort Lauderdale, Florida

December 6, 1996